Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

To the knowledge of each of the undersigned, this Report on Form 10-Q for the quarter ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Blonder Tongue Laboratories, Inc. for the applicable reporting period.

Date: May 15, 2013	By:	/s/ James A. Luksch
James A. Luksch, Chief Executive Officer

	By:	/s/ Eric Skolnik
Eric Skolnik, Chief Financial Officer